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As filed with the Securities and Exchange Commission on July 21, 2000
                                              Registration No. 333-_______

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ALL-AMERICAN SPORTPARK, INC.
             ----------------------------------------------------
             Exact name of Registrant as specified in its charter


            Nevada                                      88-0203976
-------------------------------                 --------------------------
(State or other Jurisdiction of                 (I.R.S. Employer Identifi-
Incorporation or Organization)                        cation Number)

           6370 South Las Vegas Boulevard, Las Vegas, Nevada  89119
         ------------------------------------------------------------
         (Address of principal executive offices, including Zip Code)

                            1994 Stock Option Plan
                           ------------------------
                           (Full title of the plan)

                          Ronald S. Boreta, President
           6370 South Las Vegas Boulevard, Las Vegas, Nevada  89119
                                 (702) 798-7777
           --------------------------------------------------------
                (Name, address and telephone number, including
                         area code, of agent for service)

                                    Copy to:

                               James P. Beck, Esq.
                       Krys Boyle Freedman & Sawyer, P.C.
                     600 Seventeenth Street, Suite 2700 S.T.
                            Denver, Colorado  80202
                                 (303) 893-2300

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                        Amount    Proposed Maxi-   Proposed Maxi-  Amount of
Title of Securities     to be      mum Offering    mum Aggregate   Registra-
 to be Registered     Registered  Price Per Share  Offering Price  tion Fee
-----------------------------------------------------------------------------
Common Stock,           700,000    $1.93724(1)      $1,356,070     $358.00
$.001 Par Value
-----------------------------------------------------------------------------

(1) Based on the exercise price of the options outstanding under the 1994 Stock Option Plan as to 631,000 shares and the closing price of the Registrant's Common Stock on July 18, 2000, as reported on the Nasdaq SmallCap Market as to the remaining 69,000 shares.



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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by All-American SportPark, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

     (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act filed October 20, 1994 (SEC File No. 0-24970).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) Subsection (1) of Section 78.751 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith

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and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

     Subsection (2) of Section 78.751 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

     Subsection 78.751(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     (b) The Articles of Incorporation and Bylaws of the Company generally allow indemnification of Officers and Directors to the fullest extent allowed by law.

ITEM 7.  EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:




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EXHIBIT
NUMBER      DESCRIPTION                    LOCATION
-------     --------------------------     ------------------------------

4.1         Restated Articles of           Incorporated by reference to
            Incorporation                  Exhibit 3.1 to the Registrant's
                                           Form SB-2 Registration Statement
                                           (No. 33-84024)

4.2         Certificate of Amendment       Incorporated by reference to
            to Articles of Incorporation   Exhibit 3.2 to the Registrant's
                                           Form SB-2 Registration Statement
                                           (No. 33-84024)

4.3         Revised Bylaws                 Incorporated by reference to
                                           Exhibit 3.3 to the Registrant's
                                           Form SB-2 Registration Statement
                                           (No. 33-84024)

4.4         Certificate of Amendment       Incorporated by reference to
            Articles of Incorporation      Exhibit 3.4 to the Registrant's
            Series A Convertible           Annual Report on Form 10-KSB for
            Preferred                      the year ended December 31, 1998

4.5         Certificate of Designation     Incorporated by reference to
            Series B Convertible           Exhibit 3.5 to the Registrant's
            Preferred                      Annual Report on Form 10-KSB for
                                           the year ended December 31, 1998

4.6         Certificate of Amendment to    Incorporated by reference to
            Articles of Incorporation -    Exhibit 3.6 to the Registrant's
            Name change                    Annual Report on Form 10-KSB for
                                           the year ended December 31, 1998

5           Opinion of Krys Boyle          Filed herewith electronically
            Freedman regarding the
            legality of the securities
            being registered

23.1        Consent of Krys Boyle          Contained in Exhibit 5
            Freedman & Sawyer, P.C.

23.2        Consent of Piercy, Bowler,     Filed herewith electronically
            Taylor & Kern, Independent
            Public Accountants

23.3        Consent of Arthur Andersen     Filed herewith electronically
            LLP, Independent Public
            Accountants

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


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                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 19th day of July 2000.

                                     ALL-AMERICAN SPORTPARK, INC.


                                     By:/s/ Ronald S. Boreta
                                        Ronald S. Boreta, President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     TITLE                       DATE


/s/ Vaso Boreta               Chairman of the Board         July 19, 2000
Vaso Boreta                   and Director



/s/ Ronald S. Boreta          President (Chief              July 19, 2000
Ronald S. Boreta              Executive Officer),
                              Treasurer and Director


/s/ Kirk Hartle               Chief Financial Officer       July 19, 2000
Kirk Hartle


_____________________         Director                      _______, 2000
Robert S. Rosburg


/s/ William Kilmer            Director                      July 19, 2000
William Kilmer


_____________________         Director                      ________, 2000
Motoharu Iue